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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 7, 2002


                             STRATOS LIGHTWAVE, INC.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                       0-30869              36-4360035
---------------------------    -----------------------     ----------
State or Other Jurisdiction    Commission File Number      I.R.S. Employer
of Incorporation                                           Identification Number

                7444 West Wilson Avenue, Chicago, Illinois 60706
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (708) 867-9600
                                                           --------------


                                 Not Applicable
         ---------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5. Other Events

     On August 27, 2002, Stratos Lightwave, Inc. received a letter from Nasdaq indicating that the price of its common stock had closed below the minimum $1.00 per share requirement for continued inclusion for trading on the Nasdaq National Market under Nasdaq Marketplace Rule 4450(a)(5). In order to regain compliance, the closing bid price of Stratos' common stock was required to close at $1.00 per share or more for a minimum of ten (10) consecutive trading days prior to November 25, 2002.

     Stratos effected a 1-for-10 reverse stock split of its common stock as of 5:00 p.m. (New York time) on October 21, 2002. Since October 22, 2002, the closing bid price of Stratos' common stock has been in excess of $1.00 per share.

     On November 7, 2002, Stratos received a letter from Nasdaq confirming that the closing bid price for Stratos' common stock has been at $1.00 per share or greater for at least 10 consecutive trading days and advising Stratos that it has regained compliance under Nasdaq Marketplace Rule 4450(a)(5).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     STRATOS LIGHTWAVE, INC.


Date:  November 8, 2002                  By: /s/ David A. Slack
                                             ---------------------------
                                             David A. Slack
                                             Vice President, Finance and
                                             Chief Financial Officer